EXHIBIT 99.1

College
Partnership

College Partnership, Inc. 333 South Allison Parkway, Suite 100 Lakewood, CO 80226 http://www.collegepartnership.com

Media contact:	Investor Contact:
Thomas P. Butler or Paul Marin	John Schoonbrood, Chief Financial Officer
Butler Associates, LLC. Public Relations	College Partnership Inc.
Phone: 212-685-4600	Phone: 303-804-0155
E-mail: tbutler@butlerassociates.com	Email: john.schoonbrood@collegepartnership.com
pmarin@butlerassociates.com
Website: http://www.butlerassociates.com

COLLEGE PARTNERSHIP INC. ANNOUNCES 9% INCREASE IN REVENUE
FOR FOURTH FISCAL QUARTER AND 4.7% INCREASE FOR FY 2004

LAKEWOOD, Colorado, December 14, 2004 - College Partnership, Inc. (OTCBB: CGPA) a leading provider of college entry and preparation services to students and their parents, today announced financial results for its fourth quarter and for its full fiscal year which ended July 31, 2004.

Total revenues for the fourth quarter of 2004 increased 9.0% to $3.86 million compared to revenues for the same period in 2003, and decreased 22.0% compared to the third quarter of 2004, which is historically the strongest quarter. Revenues for full fiscal 2004 increased 4.7% to $18.47 million.

The fourth quarter 2004 showed a net loss of $368,067, compared to net income of $108,649 in the third quarter and a net loss of $1.01 million in the fourth quarter 2003. Net loss for full fiscal 2004 was $1.25 million, compared to a net loss of $0.56 million in fiscal 2003. Earnings per basic and diluted share were negative $0.01 for the fourth quarter of 2004, compared to earnings per basic and diluted share of negative $0.03 for the fourth quarter of 2003. For the third quarter of 2004, earnings per basic and diluted share were $0.00.

"We are pleased College Partnership has shown solid gains in revenue for the fourth quarter and the fiscal year. We feel that we have made significant progress in developing new marketing channels and partnerships that will allow us to reach a larger consumer share", said Ed Doody, president of College Partnership, Inc. "We are also testing new strategies in our core direct mail program".

John Schoonbrood, Chief Financial Officer of College Partnership, added: "We have cut substantial costs and are invigorating our top line growth rate. First indications for our first and second fiscal 2005 quarters are that sales continue to be sluggish and that the company will continue to experience operating losses. Furthermore, our second quarter has historically been a weak quarter, because of the holiday season. We anticipate the first results of our new initiatives to occur in the third quarter, starting in February 2005."

College Partnership, Inc. is a full-service college planning company offering students and their family integrated resources and services to guide them through the college preparation process. College Partnership's suite of products and services integrates career planning, college major/field of study selection, college selection, preparation for college entrance tests, aids for improving study skills as well as searches for merit awards. The products consist of printed materials, videocassettes, college major/field of study software, career assessment software, databases accessible through CD-ROM and one-to-one coaching. The Company provides educational resources that assist families to save time, develop a plan, decrease stress, and reduce college costs. For more information, please visithttp://www.collegepartnership.com

Page 2/College Partnership, Inc. Increases in Revenue for Fourth Quarter and FY 2004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking information. Statements that are not descriptions of historical facts are forward-looking statements provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of our business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance and other matters that are not historical facts. Such statements often include words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

These forward-looking statements are based on the information that was currently available to us, and the expectations and assumptions that were deemed reasonable by us, at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this report or in any of our other communications, except as required by law, and all such forward-looking statements should be read as of the time the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

COLLEGE PARTNERSHIP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the quarters ended	For the years ended
	31-Jul-04 Unaudited	31-Jul-03 Unaudited	31-Jul-04 Audited	31-Jul-03 Audited
Revenues from student services	$ 3,864,227	$ 3,544,646	$ 18,472,413	$ 17,642,480
Cost of revenues	2,902,986	3,629,180	13,780,871	12,857,129

Gross profit	961,241	(84,534)	4,691,542	4,785,351
Operating expenses:
Operating costs	381,383	548,793	1,764,276	2,120,590
General and administrative expenses	824,524	494,295	2,590,956	1,931,762
Depreciation and amortization	56,484	87,757	282,315	310,978
Bad debt expense	484,921	22,560	1,864,015	1,309,618

	1,747,312	1,153,405	6,501,562	5,672,948
Loss from operations before other income
(expense)	(786,071)	(1,237,939)	(1,810,020)	(887,597)
Other income (expense):
Gain on unused contracts, net	224,729	162,872	475,873	363,573
Loss on sale of customer contracts	106,852	0	(122,574)	0
Interest income (expense), net	89,423	65,136	222,451	(37,199)

Net loss before income tax provision	(365,067)	(1,009,931)	(1,234,270)	(561,223)

Income Tax Provision	0	0	0	0

Net loss	(365,067)	(1,009,931)	(1,234,270)	(561,223)
Dividends on preferred stock	3,000	1,000	12,000	1,000

Net loss attributable to common stockholders	$ (368,067)	$(1,010,931)	$(1,246,270)	$ (562,223)

Net loss per share attributable to common stockholders,
basic and diluted	$ (0.01)	$ (0.03)	$ (0.04)	$ (0.02)
Weighted average number of common shares	28,009,657	27,066,307	27,493,641	26,699,036
outstanding, basic and diluted

Page 3/College Partnership, Inc. Increases in Revenue for Fourth Quarter and FY 2004

COLLEGE PARTNERSHIP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
JULY 31, 2004

ASSETS
CURRENT ASSETS:
Cash	$ 263,271

Accounts receivable, net of allowance for doubtful accounts of $611,664	1,962,920

Notes receivable- finance companies	220,482

Inventory	149,795

Deferred customer contract expenses	608,271

Other current assets	253,967

Total Current Assets
3,458,706

LONG TERM ASSETS:

Noncurrent accounts receivable, net of allowance for doubtful accounts of $70,746	271,483

Property and equipment, net	216,752

Intangible and other assets, net	812,155

Goodwill, net	1,095,294

Other assets	33,637

Total Long Term Assets
2,429,321

Total Assets	$ 5,888,027

LIABILITIES AND STOCKHOLER’ DEFICIT
CURRENT LIABILITIES:
Notes payable- finance companies	$ 1,217,066

Current maturities on long-term obligations	1,146,830

Current maturities of long-term obligations - related parties	193,012

Accounts payable	2,122,325

Accrued liabilities	754,707

Deferred revenue	2,880,427

Total Current Liabilities
8,314,367

LONG-TERM LIABILITIES:

Deferred system lease obligation	427,054

Long-term obligations, less current maturities	1,505,967

Long-term obligations- related parties, less current maturities	111,478

Total Long- Term Liabilities
2,044,499

Total Liabilities
10,358,866

COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS’ DEFICIT:
Preferred stock, $.001 par value, 10,000,000 shares

authorized; 200,000 Series A issued and outstanding	200
Common stock, $.001 par value, 40,000,000 shares authorized;

30,185,573 issued and 28,185,573 shares outstanding	28,186

Additional paid-in capital	4,626,202

Accumulated deficit	(9,125,427)

Total stockholders' deficit
(4,470,839)

Total liabilities and stockholders' deficit	$ 5,888,027